Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in the Form 10-K of Comstock Resources, Inc. (the "Form 10-K") of our audit letter dated January 22, 2026 on oil and gas reserves of Comstock Resources, Inc. and its subsidiaries as of December 31, 2025, to all references to our firm included in the Form 10-K, and to the incorporation by reference of such reports in the Registration Statements of Comstock Resources, Inc. on the following forms:

(1)
Registration Statement (Form S-8 No. 033-88962) pertaining to the Comstock Resources, Inc. 401(k) Profit Sharing Plan;
(2)
Registration Statement (Form S-3 No. 333-228311) of Comstock Resources, Inc.;
(3)
Registration Statement (Form S-3 No. 333-232924) of Comstock Resources, Inc.;
(4)
Registration Statement (Form S-3 No. 333-234685) of Comstock Resources, Inc.;
(5)
Registration Statement (Form S-3 No. 333-237677) of Comstock Resources, Inc.;
(6)
Registration Statement (Form S-3 No. 333-238113) of Comstock Resources, Inc.;
(7)
Registration Statement (Form S-3 No. 333-248080) of Comstock Resources, Inc.;
(8)
Registration Statement (Form S-3 No. 333-256221) of Comstock Resources, Inc.;
(9)
Registration Statement (Form S-3 No. 333-280104) of Comstock Resources, Inc.; and
(10)
Registration Statement (Form S-8 No. 333-287809) pertaining to the Comstock Resources, Inc. 2019 Long-Term Incentive Plan.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Eric J. Stevens
Eric J. Stevens, P.E.
President and Chief Operating Officer

Dallas, Texas

February 19, 2026